POWER OF ATTORNEY

Know all by these presents, that the undersigned (the "Reporting Person") hereby constitutes and appoints Clay V. Bland as the Reporting Person's true and lawful attorney-in-fact to:

(1) execute  for and on behalf of the Reporting  Person, in the Reporting  Person's capacity  as an officer  of Callon  Petroleum  Company  (the "Company"),  Forms 3, 4, and 5 in accordance  with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)  do  and  perform  and  all  acts  for  and  on  behalf  of  the  Reporting  Person  which  may  be necessary  or desirable  to complete and execute  any such  Form 3, 4, or 5 and  timely file such fonn  with the United States Securities  and Exchange  Commission  and any stock  exchange  or similar authority; and

(3) take any other action of any type whatsoever  in connection  with the foregoing  which, in the opinion  of such  attorney-in-fact, may  be of  benefit  to, and  in the best  interest  of, or  legally required by, the Reporting Person.

The Reporting  Person hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever  requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting  Person might or could do if personally present, with full power of Substitution  or revocation,  hereby  ratifying  and confinning all that such  attorney-in-fact, or such  attorney-in facts substitute or substitutes, shall lawfully do or cause to be done by the virtue of this power of attorney  and the rights and powers herein granted. The Reporting Person acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Reporting Person, are not  assuming,  nor is the company  assuming,  any of  the Reporting  Persons  responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This  Power  of attorney  shall  remain  in full force and effect  until the Reporting  Person  is no longer  required to file Forms 3, 4, and 5 with respect to the Reporting  Person's holdings of and transactions  in securities  issued by the Company, unless earlier revoked by the Reporting Person in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed as of this 20 day of March, 2014.

    /s/ JM Trimble
    James M. Trimble